UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2020

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

On November 11, 2020, a unit purchase agreement (the “Agreement”) was executed by and between Contura Energy, LLC, a Delaware limited liability company (“Contura Energy”), and Contura Mining Holding, LLC, a Delaware limited liability company (“Contura Mining” and collectively with Contura Energy, “Seller”), each of which is a subsidiary of Contura Energy, Inc. (the “Company”), and Iron Senergy Holding, LLC, a Delaware limited liability company (the “Buyer”).

Pursuant to the terms of the Agreement, Buyer will acquire all of the membership interests of the following subsidiaries of the Seller, each of which is a Delaware limited liability company: Contura Coal Resources, LLC; Contura Pennsylvania Land, LLC; Contura Pennsylvania Terminal, LLC; Cumberland Contura, LLC; and Emerald Contura, LLC (together, the “Pennsylvania Entities”). The Pennsylvania Entities own all elements of the Company’s Pennsylvania operations, including the Cumberland and Emerald mines and the associated coal reserves, mining permits and operations, infrastructure, equipment and transloading facilities.

Upon closing, Iron Senergy will post replacement reclamation bonds for the Pennsylvania Entities and assume their UMWA collective bargaining agreements. Contura will provide $20 million in cash consideration to Iron Senergy and will transfer $30 million in existing cash collateral to Iron Senergy’s surety provider as collateral for Iron Senergy’s replacement reclamation bonds. Iron Senergy will assume all reclamation obligations associated with the Pennsylvania Entities, estimated to be approximately $169 million of undiscounted future cash outflows, which will release the Company from these obligations upon closing of the transaction.

The transaction is subject to a number of conditions to closing, and therefore, there can be no assurances that closing will occur when anticipated, or at all. The parties are working diligently to address all of these conditions.

A copy of the press release issued by the Company on November 12, 2020 announcing the Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement as executed on November 11, 2020, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Unit Purchase Agreement, dated as of November 11, 2020, by and between Contura Energy, LLC, Contura Mining Holding, LLC and Iron Senergy Holding, LLC
Exhibit 99.1	Press Release issued by Contura Energy, Inc. on November 12, 2020
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: November 17, 2020	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Unit Purchase Agreement, dated as of November 11, 2020, by and between Contura Energy, LLC, Contura Mining Holding, LLC and Iron Senergy Holding, LLC
99.1	Press Release issued by Contura Energy, Inc. on November 12, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)